                                                        Dated: July 29, 2011

      Filed Pursuant Rule 424(b)(3)
    Registration No. 333-168263

GO GREEN DIRECTORIES, INC. 5,100,000 Shares of Common Stock

This prospectus relates to the sale of up to 5,100,000 shares of our common stock.  This is the initial registration of shares of our common stock.  The selling stockholders will sell the shares from time to time at $0.02 per share.  The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.  We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) upon the effectiveness of this prospectus.  If our shares become quoted on the OTCBB, sales will be made at prevailing market prices or privately negotiated prices.

The selling stockholders are offering these shares of common stock.  The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.  The selling stockholders will receive all proceeds from the sale of the common stock.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2011.

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus.  The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock.  This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary

1

Summary Financial Information

2

Risk Factors

2

Use of Proceeds

7

Market for Common Equity and Related Stockholder Matters

7

Management’s Discussion and Analysis or Plan of Operation

7

Business

12

Property

15

Legal Proceedings

16

Management

16

Executive Compensation

17

Certain Relationships and Related Transactions

18

Security Ownership of Certain Beneficial Owners and Management

18

Changes In and Disagreements with Accountants

19

Description of Securities

19

Indemnification for Securities Act Liabilities

20

Plan of Distribution

20

Selling Stockholders

23

Legal Matters

25

Experts

25

Available Information

25

Financial Statements

F-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.  As used throughout this prospectus, the terms “Go Green”, the “Company”, “we”, “us”, and “our” refer to Go Green Directories, Inc.

We were incorporated in the State of Nevada on July 29, 2009, under the name Go Green Directories, Inc.  We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website and the acquisition of our domain names, and the development of our business plan.  It is our intention to create a web portal whereby we plan to serve as an all-inclusive information provider for anyone worldwide who is looking to buy, sell or lease environmentally friendly “green” products and services.  It is our intention to list companies or organizations that meet these criteria at no cost initially, complete with contact information and links to their website(s) where available.  We hope to demonstrate the positive effects of a Go Green listing and the cost-effective results that we believe we can deliver to a wide range of concerns that wish to be known for their concern for the environment.  As an additional source of income, it is our intention to offer to our listings, where appropriate, assistance in obtaining video production.  This service will serve two purposes: to produce ancillary income through commissions from the video producers; and to enhance the listing with the objective of increasing results of that listing.

We have been involved primarily in organizational activities and the acquisition of our domain names since July 2009, and have realized no revenue from our planned operations.  Our ability to emerge from the development stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue.  There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives.

We have incurred losses since our inception.  For the period ended February 28, 2011, we generated revenue of $1, and incurred net losses of $51,526.  At February 28, 2011, we had working capital of $9,474 and an accumulated deficit of $51,527.  Our auditors, in their report dated July 19, 2010, have expressed substantial doubt about our ability to continue as going concern.

There is currently no public market for our common stock.  We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the OTCBB upon the effectiveness of this prospectus.

We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future.  Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.

Our principal offices are located at 1030 Alhambra Circle, Coral Gables, Florida and our telephone number is 646.334.2859. We are a Nevada corporation.

Common stock outstanding before the offering………….	Prior to this Offering, we have 15,100,000 shares of Common Stock outstanding.
Securities offered by the Selling Shareholders.…...…......	Up to 5,100,000 shares of common stock. This number represents 34% of our current outstanding shares of common stock.
Common stock to be outstanding after the offering..…….	15,100,000 shares.
Use of proceeds......................................…………………	We will not receive any proceeds from the sale of the common stock.

Summary Financial Information

The following information for the period ended February 28, 2011, and for the year ended May 31, 2010, has been derived from our audited financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Period Ended February 28, 2011	Year Ended May 31, 2010
Revenues	1	0
Total Operating Expenses	51,527	28,540
Net income (loss)	(51,526)	(28,540)
Income (loss) per share (basic and diluted)	0	0
Weighted average shares of common stock outstanding (basic and diluted)	15,100,000	5,982,680

Balance Sheet Information:

	Period Ended February 28, 2011	Year Ended May 31, 2010 ___________
Working capital	9,474	28,460
Total assets	13,424	28,560
Total liabilities	3,950	0
Accumulated Deficit	(51,526)	(28,540)
Stockholders’ equity (deficit)	9,474	28,460

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Relating to Our Business :

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

We incurred net losses of $28,540 and $51,526 for the year ended May 31, 2010, and the nine-month period ended February 28, 2011, respectively.  We had a working capital surplus (current assets less currently liabilities) of $9,474 and an accumulated deficit of $51,526 at February 28, 2011.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated July 19, 2010, our independent auditors stated that our financial statements for the period ended May 31, 2010, were prepared assuming that we would continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS.

We have received no revenues from operations and have limited assets.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  Our company has a limited operating history and must be considered in the development stage.  Our success is significantly dependent on a successful listing of concerns striving to be environmentally responsible and the converting of their free trial to fee-paying continued listings.  Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history.  We may be unable to convince sufficient organizations to continue with us and as a result operate on a profitable basis.  We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage.  If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

IF WE ARE UNABLE TO ESTABLISH SUFFICIENT SALES AND MARKETING CAPABILITIES OR ENTER INTO AND MAINTAIN APPROPRIATE ARRANGEMENTS WITH THIRD PARTIES TO SELL, MARKET AND DISTRIBUTE OUR SERVICES, OUR BUSINESS WILL BE HARMED.

We have limited experience as a company in the sale, marketing and distribution of our products and services.  We depend almost entirely to demonstrate our ability to deliver value through customer trials and show enough internet hits on our listings websites resulting from links on our system.  To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with potential clients and prove our worth to them.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable.  If our current or future customers do not receive adequate responses, our ability to achieve our expected revenue growth rate will be harmed.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. O’SHAUGHNESSY AND/OR MS. HODYNO OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued services of Mr. Brian O’Shaughnessy, our President and Chief Executive Officer, and Rachael Hodyno, our Chief Financial Officer, Secretary and Treasurer.  Loss of the services of Ms. Hodyno and/or Mr. O’Shaughnessy could have a material adverse effect on our growth, revenues, and prospective business.  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in the internet service business.  Competition for qualified individuals is intense.  There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We experienced some delay due to the resignation of our former President and CEO and the appointment of Mr. O’Shaughnessy to replace him in November 2010.  We are confident that Mr. O’Shaughnessy is now up to speed is firmly in control of the affairs of the corporation.

WE MAY IN THE FUTURE BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD RESULT IN SIGNIFICANT DAMAGE AWARDS, AND COULD LIMIT OUR ABILITY TO PROVIDE CERTAIN CONTENT OR USE CERTAIN TECHNOLOGIES IN THE FUTURE.

We have not applied for any trademarks, though we intend to do so in the future.  There is no guarantee that our applications, when made, will be accepted.  Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights.

Internet, technology, media companies and patent holding companies often possess a significant number of patents.  In addition, effective copyright and trademark protection may be unenforceable or limited.  Further, many of these companies and other parties are actively developing or purchasing search, indexing, electronic commerce and other Internet-related technologies, as well as a variety of online business models and methods.  We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection.  As a result, disputes regarding the ownership of technologies and rights associated with online business are likely to continue to arise in the future.

As we expand our business and develop new technologies, products and services, we may become increasingly subject to intellectual property infringement claims.  In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements or be prevented from using the rights, which could require us to change our business practices in the future and limit our ability to compete effectively.  We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims.  The occurrence of any of these results could harm our brand and negatively impact our operating results.

IF WE DO NOT OBTAIN ADEQUATE REVENUES FROM INTERNET ADVERTISING, OUR FUTURE OPERATING RESULTS COULD BE ADVERSELY AFFECTED

We plan to rely on revenues generated from listing fees, plus additional income from the sale of advertising and small commissions or referral fees from video production concerns.  We are, in fact, totally an advertising vehicle.  We must rely entirely on proving our worth initially as an advertising medium by exposing our clients and their products and services free of charge and then relying on our ability to deliver new customers at an affordable rate.  It may well be that we will base future fee schedules on the number of exposures or “hits” that a particular listing receives.  If we do not succeed in these efforts our business will be materially adversely affected.

Competition for Internet advertising and customers is intense and we expect that competition will continue to intensify.  Barriers to entry are minimal, and competitors can launch new websites at a relatively low cost.  We will compete for a share of a customer’s advertising budget.  Our business model depends, in part, upon our ability to deliver pertinent information about a wide variety of products and services.  If we are unable to develop Internet listings that attract a loyal user base possessing demographic characteristics attractive to listing concerns it could have a material adverse effect on our business, financial condition and operating results.  Furthermore, if we fail to persuade new organizations to spend a portion of their budget on listing with us, our revenues could decline and our future operating results could be adversely affected.

COMPETITION FOR INTERNET RELATED PRODUCTS IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GAINING ACCEPTANCE FOR OUR WEBSITE.

Competition for Internet products and services is intense.  Barriers to entry are minimal, and competitors can launch new Websites at a relatively low cost.  Several companies offer competitive web-based trade communities and we expect that additional companies will offer competing web-based trade communities on a standalone or portfolio basis.  Our competitors may develop Internet products or services that are superior to, or have greater market acceptance than, our vertical trade portal.  If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

FAILURE TO MAINTAIN OR ENHANCE OUR BRAND RECOGNITION IN A COST-EFFECTIVE MANNER COULD HARM OUR OPERATING RESULTS.

To be successful, we must establish and strengthen the brand awareness of the Go Green brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to attract and expand our user and advertiser base.  We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry in the Internet market.  We may not be able to successfully maintain or enhance consumer awareness of our brands and, even if we are successful in our branding efforts, these efforts may not be cost-effective.  If we are unable to maintain or enhance customer awareness of our brands in a cost-effective manner, our business, operating results and financial condition could be harmed.

Risks Relating to Our Common Stock :

THERE IS PRESENTLY NO MARKET FOR OUR COMMON STOCK. ANY FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR SHARES AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering.  While we will attempt to have our common stock quoted on the OTCBB we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations.  Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTCBB under a symbol, that service provides a limited trading market.  Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The $0.02 per share offering price of the common stock being sold under this prospectus has been arbitrarily set.  The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.  Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution.  You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

SHOULD OUR STOCK BECOME LISTED ON THE OTCBB OR IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTCBB, as we seek to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and must be current in their reports under Section 13 in order to maintain price quotation privileges on the OTCBB service.  If we fail to remain current on our reporting requirements, we could be removed from the listings and down-graded.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTCBB, which may have an adverse material effect on our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION (the “SEC”) AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, MAKING TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approves a person’s account for transactions in penny stocks; and

•

that the broker or dealer receives from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver prior to any transaction in a penny stock a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form sets forth:

•

the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.

EFFORTS TO COMPLY WITH RECENTLY ENACTED CHANGES IN SECURITIES LAWS AND REGULATIONS WILL INCREASE OUR COSTS AND REQUIRE ADDITIONAL MANAGEMENT RESOURCES, AND WE STILL MAY FAIL TO COMPLY.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports on Form 10-K.  In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES.

Until registered for resale, investors must bear the economic risk of an investment in the Shares for an indefinite period of time. Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  However, our securities currently are not eligible for the Rule 144 exemption.  There can be no assurance that we will fulfill any reporting requirements in the future under the Securities Exchange Act of 1934, as amended, or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

WE MAY HAVE RESCISSION LIABILITY IN CONNECTION WITH THE MARCH 6, 2011 THROUGH JUNE 1, 2011 INADVERTENT PUBLICATION OF AN EARLIER VERSION OF THE FORM S-1.

Although removed, from March 6, 2011 through June 1, 2011, our website inadvertently included language from our registration statement on Form S-1 filed on December 8, 2010, which was still pending review.  It may be determined that such disclosure may have constituted a general solicitation under Section 5 of the Securities Act of 1933.  As a result, we may be subject to contingent rescission liabilities from those investors who purchased shares in reliance on the Form S-1 filed on December 8, 2010.  While we do not believe that any investor relied on such disclosure, we may have an obligation to make a rescission offer to those who invested in reliance on the Form S-1 filed on December 8, 2010.  We may also be subject to regulatory liability for improperly allowing the publication of language from our registration statement on Form S-1 filed on December 8, 2010 on our website from March 6, 2011 through June 1, 2011.  Although we believe the chances are remote, if rescission is required, we may continue to be liable for the original purchase price, plus interest, for a period of one year under Section 13 of the Securities Act of 1933.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of July 29, 2011, we have 15,100,000 shares of common stock issued and outstanding and approximately 49 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

As of July 29, 2011, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements.  All statements other than statements of historical fact made in report are forward looking.  In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements.  These forward-looking statements can be identified by the use of words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “projects”, “expects”, “may”, “will”, “should”, or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  Forward-looking statements reflect management’s current expectations and are inherently uncertain.  Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.

Overview

We were incorporated in the State of Nevada on July 29, 2009, under the name Go Green Directories, Inc.  We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website www.gogreendirectories.com and the acquisition of our other domain names, and the development of our business plan.  It is our intention to create a web portal whereby we will serve as a listing service for anyone offering or seeking an eco-friendly product or service.

Results of Operations

February 28, 2011.

We have made some progress in implementing our business plan including finalization of a contract for a preliminary list of businesses and individuals offering eco-friendly goods and services. Our website, www.gogreendirectories.com is under construction and our other domain names are being linked to that site.

Revenues

Revenues for the period ended February 28, 2011, were $1.00, reflecting our startup nature.

General and Administrative Expenses

General and administrative expenses for the period from July 31, 2009, and ending February 28, 2011, were $51,927.  General and administrative expenses consisted primarily of a deposit on our domain names, consulting fees, travel expenses, and other general and administrative expenses.

Net Loss

Our net loss for the period ended February 28, 2011, amounted to ($51,526), reflecting our startup nature.

Operations Plans

Management believes that the focus of our web portal should be ease of use and convenience combined with capabilities designed to personalize business transacted over the Internet and facilitate smooth, seamless linking to our listed clients.  Our web portal at www.gogreendirectories.com is, as of July 29, 2011, live and undergoing final cosmetic changes.  Upon obtaining adequate financing we plan to refine this portal, include additional content, and begin marketing our services.  Management is of the opinion that additional financing will be very difficult to obtain until and unless we are successful on achieving acceptance status of this registration statement, are designated a symbol, commence trading and provide a potential exit strategy for investors at some time in the future.

Thus far our focus has been on the initial corporate formation and capitalization, the building of a central website, the acquisition of our domain names and the development of our business plan.  We plan to focus future operations on the further development and marketing of our website.  The completion of these tasks will require additional capital beyond what we currently have on hand.

Our first priority has been to establish and complete our website with our additional domain names linking back into the main site.  We are continuing our research (in house and via contract) and have completed the initial compilation of a comprehensive green-business listing.  During the first six months of actual operation following the acceptance of this registration statement for filing by the SEC (the “Initial Test Period”), we plan on giving a “free sample” of our services and being able to demonstrate the value of those services by supplying a record of the hits on the listing and the resulting linking with the client’s website.  Additional revenue may be generated by display ads enhancing the listing(s).  No fees will be charged for the initial listing because we believe our best sales tool will be our ability to demonstrate our effectiveness to potential clients.  At the end of this six-month trial period it is our intention to contact all concerns that have attracted attention through our listing(s).  Immediately following the completion of our Initial Test Period we plan, depending on the amount of capital available, to actively pursue all of our listings with the object continuing their paid presence on our website.  At that time we will relate the statistical information generated by the listing.  Hopefully, we will be able to convince such organizations as to the value of a Go Green listing.  A listing on a continual basis will be charged a flat monthly fee plus production costs if we supply the ads.

We believe this strategy to be the best available marketing tool.  For the Initial Test Period our listings will be complete and comprehensive.  The numbers of listings should attract scrutiny.  Any potential paying client that objects to have its product or service listed at no charge can have the listing removed simply by notifying us.

On analysis of the results from the Initial Test Period it may well be necessary to switch to a billing system based on hits alone.  One advantage of this plan is that after the Initial Test Period, we could retain most of the listings already up on our system and we could concentrate on upgrading listings with display ads and video for some immediate income.

For the twelve months that follow the Initial Test Period, we expect to pursue the implementation of our business plan and the development and marketing of our website.  Our current cash position is not sufficient to fund our requirements during that twelve-month period, including operations and capital expenditures.  We intend to seek equity and/or debt financing to support our current and proposed development plans and capital expenditures.  We cannot assure that continued funding will be available.

Our future financial results will depend primarily on (1) our ability to fully implement our business plan, (2) our ability to develop our website (3) generate revenue from listings and display ads and (4) develop our brand awareness.  We cannot assure that we will be successful in any of these activities.

In summary, you should be fully aware that we do not expect any significant revenues until 2012 or later, and those revenues, if forthcoming, may not be adequate to sustain Go Green as a viable business.  Once the listings are posted, maintenance of our websites will be minimal and can be operated by one or two people.  Our officers and directors have indicated that they will contribute the time and effort to run the operation, deferring compensation.  Mr. O’Shaughnessy and Ms. Hodyno have also indicated that they will advance a loan or loans of up to $25,000 to supply working capital during the initial stages.  The terms of these loans would be as follows: no interest for one year and six percent interest paid quarterly thereafter.  Any such loans would have no set term and would be payable on demand after the first year.  This commitment is contained in a Directors’ Resolution which is attached to this document as Exhibit 99.1.

We can give no assurance as to the availability of additional capital for full implementation of our business plan or the prospects of future income.

Additionally, we are aware of potential regulatory and rescission liabilities resulting from the inadvertent inclusion on our website from March 6, 2011 through June 1, 2011 of language from our registration statement on Form S-1 filed on December 8, 2010.  The Form S-1 was still pending review and the inclusion of such language does not appear to have complied with Section 5(b)(1) of the Securities Act  While we do not believe that any investor relied on such disclosure, we may have an obligation to make a rescission offer to those who invested in reliance on the Form S-1 filed on December 8, 2010.  We may also be subject to regulatory liability for improperly allowing the publication on our website from March 6, 2011 through June 1, 2011 of language from our registration statement on Form S-1 filed on December 8, 2010.  Although we believe the chances are remote, if rescission is required, we may continue to be liable for the original purchase price, plus interest, for a period of one year under Section 13 of the Securities Act of 1933.

We have no off-balance sheet arrangements.

Liquidity and Capital Resources

Capital acquired during our initial 2010 equity private placements has satisfied our expenses to date.  At Februrary 28, 2011 we had $13,424 in available cash which seems to be adequate only to satisfy fees for accounting, audit and filing fees for the balance of 2011.  Our President and CEO Brian O’Shaughnessy has given a verbal commitment to supply any shortfall funds for additional capital requirements covering essential accounting, audit, legal and EDGAR filing charges, in addition to the funds advanced for commencement of the Initial Test Period.  Management has determined that our website has been completed including the incorporation of over 27,000 listings into our site on June 27, 2011.  .

We have prepaid a full year of EDGAR filing fees ($2,750).  We estimate that accounting and audit fees will cost $12,000, including preparation, reviews and audited statements for the year ended June 30, 2011.  An additional $5,000 in legal fees is anticipated.

We will definitely require a minimum of an additional twenty-five to one hundred thousand dollars to begin our test period and to attempt to establish our brand.  The amount of $100,000 would be ideal.  The $25,000 minimum would enable us to do a very limited amount of cross-advertising to alert the public to our website.  Should more funds be made available, our advertising and cross- promotion could be expanded and accelerated.  Outside of the $25,000 already committed by our officers and directors, we will not look for additional funding until we are accepted for trading on the OTCBB.  The additional amounts are estimates only and we plan to continue to provide for our capital needs by issuing debt or equity securities.  There can be no assurance that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us.  There also can be no assurance that any future financing will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows.  The majority of these funds will be expended on marketing and advertising, including cross-promotion. A budget will be compiled once we have confirmation of the amount of additional funds.

Our 27,000-plus listings cost $1,500 semi-annually.  This cost figure includes updating and addition of new listings.

Our website construction has been fully paid for.  Our only further costs regarding the site will be a monthly fee ($50) for hosting and small updating services.  Major changes to the site will be negotiated with the hosting service with the option of supplying our own changes from an outside source.

If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern.  We currently have no firm commitments for any additional capital with the exception of the commitment for up to $25,000 from our officers and directors.

It seems certain that additional funding will not be available through banking or public financing concerns.  While the stock market has rebounded beyond most expectations, other indicators in the economy seem to indicate that recessionary pressures still exist and we could well experience another economic downturn.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock.  If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

We presently do not have any available credit, bank financing or other external sources of liquidity.  Due to our brief history and historical operating losses, our operations have not been a source of liquidity.  We will need to obtain additional capital in order to expand operations and become profitable.  In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders.  There can be no assurance that we will be successful in obtaining additional funding.

To date, we have generated no revenues and have incurred operating losses in every quarter.  Our registered independent auditors have stated in their report dated July 19, 2010, that we are an early development stage company and have not generated revenues from operations.  These factors among others may raise substantial doubt about our ability to continue as a going concern.

We expect that our six-month Initial Trial Period will commence upon the acceptance of this registration statement for filing by the SEC.

Critical Accounting Policies

CASH AND CASH EQUIVALENTS

We consider all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

We recognize revenue at the time services are performed.

USE OF ESTIMATES

The preparation of our financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  We do not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted EPS are the same for the Company, as of May 31, 2010, as we do not have any common share equivalents outstanding.

INCOME TAXES:

We use the asset and liability method of accounting for income taxes.  This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of May 31, 2010, we have recorded a valuation allowance to fully offset the deferred tax asset of approximately $10,000 related to its cumulative net operating losses of $28,540.

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject us to a concentration of credit risk consist principally of cash.  During the year we did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS:

We do not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

Off Balance-Sheet Arrangements

We have no material off-balance sheet arrangements as of May 31, 2010.

BUSINESS

OVERVIEW

We were incorporated in the State of Nevada on July 29, 2009, under the name Go Green Directories, Inc.  We are a development stage company and have not commenced any operations other than initial corporate formation and capitalization, the building of a central website, www.gogreendirectories.com, the linking of our additional domain names, and the development of our business plan.  With the exception of ongoing cosmetic changes, construction of our website, including some 27,000 listings, was completed on June 27, 2011.

It is our intention to create a web portal to serve as an all-inclusive information provider for anyone worldwide who is looking to buy, sell or lease anything to do with eco-friendly endeavors.

DESCRIPTION OF BUSINESS

We are a developmental stage company, engaged in local online video search within the eco-friendly advertising vertical.  Go Green intends to be the first “green” online media company to develop an online directory of eco-certified business listings, and to provide the first (third party only) eco-certified search venue with video for both advertisers and consumers.  The Company believes this business model allows it to be more unique in the competitive online marketplace.  The business model enables Go Green to concentrate its efforts on the marketing and promotion of its online directory.  The Company intends to provide fully customized video advertisements for customers who have little time or no technical experience to create the video ads themselves.  The Company will offer full video ad production like an ad agency with both ad hosting services and distribution services.  We are planning to attempt to develop strategic partnerships with Turnhere (www.turnhere.com), ImageSpan (www.imagespan.com) and Thought Equity.  These companies have direct access to a global network of videographers who live within 50 miles of any geographical region.  Advertisers who want to have custom video shoots for unique aspects of their businesses will have the opportunity of hiring any of these professional videographers at a fair and reasonable cost.  Our function would be to refer our listings, i.e. those listings interested in expanding their appeal through a video presentation, to a competent local videographer.  We would expect to receive a small referral fee or commission from that videographer.  Due to our inability to know of every video service in every area, Turnhere, Image Span and Thought Equity would be recommended as concerns that could provide the proper connection.

The Market

Comprises traditional and online/interactive segments (TV, radio, Yellow Pages, OOH, cable, magazine, newspapers, direct mail, online/interactive, E-mail/reputation management and mobile).

eMarketer is a recognized authority on business online.  The company’s comprehensive reports aggregate, filter, organize and analyze statistics, news and information from the world’s foremost research companies, consultancies and business news services.  eMarketer’s articles, market projections and analytical commentaries are featured by hundreds of news organizations and business publications every week.  eMarketer, is the world’s leading provider of internet statistics.

In a report entitled US AD Spending: Online outshines other media.  eMarketer headlined: “After 2009’s downslide, US online ad spending in 2010 will rise by 13.9%, reaching a record $25.8 billion.  But records are made to be broken.  In each of the following four years, internet ad spending will hit new peaks, passing $30 billion in 2012 and breaking the $40 billion barrier in 2014.”

Another milestone: For the first time, online ad spending will surpass newspaper advertising, which eMarketer estimates at $25.7 billion for 2010.  This makes internet advertising second only to TV among measured media.

Additional and expanded coverage is available at www.emarketer.com and www.marketresearch.com.

All of the above information was obtained from the public website of eMarketer, a service reporting on world-wide statistics and developments on on-line business.  Each in-depth report from eMarketer ranges in price from approximately seven hundred to a thousand dollars.  However, eMarketer provides a free, condensed version of each report on its website.

We are including some of the information supplied by eMarketer to support our assertion that there is a need and a market for a service such as Go Green.

Online Marketing

Currently our website is under development.  We have hired an outside technology provider (Sitedudes.com) to construct our website.  It will provide the company a full service white label backbone application providing a secure data center with backup power generators in case of power outages and regular data backups.  Our website will become the virtual business card and portfolio for us as well as our online “home.” It will showcase the services we will supply and a portfolio of online advertising properties and the variety of advisory services that we will offer.  Currently, we have no customers and there is no assurance we will ever have any customers.

The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design.  A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere.  To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception.  At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an internet-based online directory for eco-certified companies.

The Internet is a worldwide medium of interconnected electronic and/or computer networks.  Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.  The goal of the Company is to grow organically and through acquisitions, to increase market share, revenue, and ultimately profits.

Growth Strategy

The opportunity to gain market share is now as the video advertising industry is currently at the infancy stage. There is currently no first market leader in this digital media space.  Competitors such as Spotmixer, Jivox and Ibloks have yet to get traction or establish themselves as industry leaders.  Such expansion would be based upon the Company’s ability to raise additional capital necessary for the start up, development, and marketing of it services.  In order to enter these additional markets quickly without the need for significant capital expenditures the Company intends to develop an online advertising platform providing businesses an inexpensive means by which to host quality video content to its prospective customers in a unique cutting edge application based within the company’s online directory.

Product Development

Initially, we intend to explore the development of an analytic technology which aggregates video-viewing data from multiple sources to give publishers improved understanding of when, where and how often videos are watched, track and compare what’s hot and what’s not, measure the impact of marketing campaigns, gather competitive intelligence, and share the data with colleagues or friends.

Industry Links

Our vertical trade portal will also provide a directory of industry specific links to other websites on the Internet which will allow a user to conveniently find information and other websites related to the information and products being sought. We plan to index these links geographically in order to assist the user in obtaining geographically relevant information.

Sales and Marketing

We plan to create consumer awareness and create branding of our website through some or all of the following methods:

Direct Mail – We plan to send information to environmentally sensitive organizations and professionals about the benefits and services which we plan to offer.

Print and Catalog Advertising – We plan for our website to be advertised in a variety of “green” magazines in order to gain widespread awareness of our website.

Internet Advertising – We plan to cross promote our website with other “green” websites.

Trade Shows – We plan go to industry trade shows to promote awareness of the products and services which our website has to offer.

We have only $25,000 in committed funding for the marketing of our services following the six-month trial run. We hope to attract additional capital t allow us to expand our sales and marketing campaign. Should we be successful in obtaining a significant debt or equity infusion at that time, we would totally redraw our marketing campaign.

We are, however able to demonstrate how we would allot funds if we are forced to proceed with only $25,000.

•

Two trade shows.

$10,000

•

Telemarketers (2) for follow-up on listings

$  8,000

•

Direct Mail (including email)

$  3,000

•

Reserve

$  4,000

Distribution

People wishing to list any products and/or services for sale will be required to register on our site, and we will require them to provide a detailed description of the items that are listed.  Individuals who wish to search for items listed on our site will not be charged a fee to search our site but will be required to register and provide a detailed description of the items which they are looking for.  Upon receipt of adequate financing, we plan on providing related services to our members which will include credit verification, delivery scheduling, inspection services and payment settlement with respect to any items and services listed on our site.  We also plan to facilitate to contact and securing of videographers in each listing’s immediate area.

Management also plans to create the initial information content used on our website.  We plan to hire new employees to internally create and then expand the content of our website, utilize linking software to incorporate other websites’ free information directly into the Company’s “host” site, and contract for licensed content from other websites, whenever needed.  While we have an initial licensing contract for 27,000 plus listings, management is familiar with other Internet content providers and may enter into additional licensing agreements per its business plan after raising capital.

Competitors

We operate in the Internet products, services and content market, which is highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information and entertainment services integrated into other products and media properties.  We primarily compete with companies to attract users to our website and advertisers to our marketing services. We expect the market to become increasingly competitive if online marketing continues to grow and gain acceptance on a global basis.

The principal competitive factors relating to attracting and retaining users include the quality and relevance of our search results, and the usefulness, accessibility, integration and personalization of the online services that we offer as well as the overall user experience on our website. In the case of attracting paid listings, the principal competitive factors are the reach, effectiveness and efficiency of our marketing services as well as the creativity of the marketing solutions that we offer.

GOVERNMENTAL REGULATIONS

We are not currently subject to direct federal, state, provincial or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, it is possible that a number of laws and regulations may be adopted with respect to the Internet, specifically, federal, state, foreign and international laws and regulations may govern the collection, use, retention, sharing and security of data that we receive from our users and partners.  In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of user data.  Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

A large number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concern data privacy and retention issues related to our business.  It is not possible to predict whether or when such legislation may be adopted.  Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues.  In addition, the interpretation and application of user data protection laws are in a state of flux.  These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices.  Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

We do not plan to provide customer information to third parties other than listing information and links with our paid listings and, therefore, do not anticipate any current or proposed legislation relating to online privacy to directly affect our proposed activities to a material extent.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of those laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet marketplace.  That uncertainty could reduce demand for our proposed products or services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

EMPLOYEES

As of July 29, 2011, we have two employees, both of whom are our executive officers.  We consider our relations with our employees to be good.

PROPERTIES

We maintain our principal office at 1030 Alhambra Circle, Coral Gables, Florida.  Our telephone number at that office is 646.334.2859.  One of our shareholders currently provides us with our office space free of charge.  We anticipate that we will need additional office space and facilities in the near future as we hire additional personnel but we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of July 29, 2011, are as follows:

Name	Age	Position
Brian J. O’Shaughnessy	60	President, Chief Executive Officer and Director
Rachael L.M. Hodyno	34	Chief Financial Officer, Secretary, Treasurer and Director

Executive Biographies

Brian J. O’Shaughnessy – Chief Executive Officer and President: Mr. O’Shaughnessy has served as our CEO and President since November 2010.  He graduated with a BA degree from Rutgers University in 1978 and attended San Diego State University to pursue his MBA degree.

Mr. O’Shaughnessy has spent a great deal of his time managing his personal finances: stock portfolio; real estate holdings in Colorado, New Jersey and North Carolina; and the development of O’Shay and Associates LLC, his sales management and consulting firm.

Mr. O’Shaughnessy raised venture capital for several wireless telephonic projects through the 1990s, and assisted in securing financing for several software development companies, 1999-2001, including encryption software for American Privacy Management, a privately held company.

He was a partner in several Real Estate partnerships, assisting homeowners in securing Debt Consolidation and Mortgage Relief, 2008-2009.

Mr. O’Shaughnessy is the owner and managing partner in O’Shay and Associates, LLC, a wireless telephonic and mobile broadband consulting service which specializes in FCC Licensing.

Rachael Hodyno – Chief Financial Officer, Secretary and Treasurer:  Ms. Hodyno has served as Chief Financial Officer, Treasurer and Secretary since June 2010.  Prior to joining Go Green, Ms. Hodyno had been employed by Reservoir Capital Group, New York, NY (June 2003- May 2010, including a one year leave-of-absence.)

Board of Directors

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors (the “Board”) for the transaction of business.  The directors must be present at the meeting to constitute a quorum.  However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.  Each of our directors currently receives no compensation for their service on our Board of Directors.

Code of Ethics.

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have not adopted such a code of ethics because all of management’s efforts have been directed to building the business of the Company.  A code of ethics may be adopted by the board of directors at a later date.

Committees of the Board of Directors.

We presently do not have any committees of the Board of Directors. However, our Board intends to establish various committees at a later time.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year.  We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lawson Kerster, President and Chief Executive Officer	2009 2010	- -	- -	5,000 -	- -	- -	- -	- -	5,000 0
Brian J.* O’Shaughnessy, President and Chief Executive Officer	2010	-	-	5,000	-	-	-	-	5,000
Rachael Hodyno Treasurer, Secretary and Chief Financial Officer	2010 2011	- -	- -	- 5,000	- -	- -	- -	- -	0 5,000

Brian J. O’Shaughnessy acquired the complete holdings of our previous President and CEO Lawson M. Kerster.

1

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lawson Kerster	-	-	-	-	-	-	-	-	-
Brian J. O’Shaughnessy	-	-	-	-	-	-	-	-	-
Rachael Hodyno	-	-	-	-	-	-	-	-	-

Employment Agreements with Executive Officers

We currently do not have any employment agreements in place with our executive officers.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business.  The directors must be present at the meeting to constitute a quorum.  However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors did not received compensation for their services through February 28, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth below, since the beginning of 2009 we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 29, 2011, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Name of	Number of Shares	Percentage
Title of Class	Beneficial Owner (1)	Beneficially Owned (2)	Ownership(2)

Common Stock	Brian J. O’Shaughnessy	5,000,000	33.11
	150 Elm Street
	Denver, CO 80250

Common Stock	Rachael Hodyno	5,000,000	33.11
	1111 Brickell Bay Drive Suite 3211 Miami, FL 33131
(1)

Applicable percentage ownership is based on 15,100,000 shares of common stock outstanding as of June 1, 2010, together with securities exercisable or convertible into shares of common stock within 60 days of May 31, 2010 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of May 31, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have never had a disagreement with our accountants on accounting or financial disclosure.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 70,000,000 shares of common stock, par value $0.001 per share. As of the date of this Registration Statement, we had 15,100,000 shares of common stock outstanding.

The holders of the shares of common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of the Company.  Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders.  The holders of shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of the Company’s outstanding voting securities can elect all of the directors of the Company.

The payment by our company of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition, as well as other relevant factors.  The Company has not paid any dividends since our inception and does not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, par value of $0.001 per share. As of July 29, 2011, we have no shares of preferred stock issued and outstanding at this time.

WARRANTS

As of the date of this Registration Statement, we have no warrants to purchase shares of common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ISSUANCE OF SECURITIES TO THE SELLING STOCKHOLDERS

On April 30, 2010, we issued 4,700,000 shares of our common stock to forty-three (43) persons and/or entities at a price of $0.01 per share.  These shares were issued in reliance on the exemption provided by Section 4(2) promulgated under the Securities Act of 1933, as amended.

On June 10, 2010, we issued 400,000 shares of our common stock to four US individuals.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent as provided by the Nevada Revised Statutes and our Bylaws.  Our Articles of Incorporation provide that no officer or director shall have any personal liability to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided however liability shall not be eliminated or limited for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of dividends in violation of the Nevada Revised Statutes.  Our Bylaws provide that we shall be authorized to pay or reimburse any present or former director or officer of any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office.  This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation.  The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

No market currently exists for our shares.  The price reflected in this prospectus of $0.02 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus.  The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.02 per share or on any stock exchange, market or trading facility on which the shares may then be traded.  If our shares are quoted on the OTCBB the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.  We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales.  The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The $0.02 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set.  The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.  Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets.  Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution.  You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales.  Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells.  In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  None of the selling stockholders are a broker-dealer or an affiliate of a broker dealer.

None of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

On July 20, 2010 we issued 400,000 shares of our common stock to four US individuals.  These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The following shareholders participated in the Regulation D offering: Bruce J. Kerster, Doni Hilborn, FBO Brant Lawson Walter Hodyno and Rebecca Kerster.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Shares Offered through this Offering	Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
2225022 Ontario Corp*	200,000	200,000	-0-	-0-
Neil Ames	100,000	100,000	-0-	-0-
Michael Brostowski	100,000	100,000	-0-	-0-
Rosemary Carey	100,000	100,000	-0-	-0-
Philip Carter	100,000	100,000	-0-	-0-
Michael Colleti	100,000	100,000	-0-	-0-
Richard D. Dalton	100,000	100,000	-0-	-0-
Fabrizio De Rosa	100,000	100,000	-0-	-0-
Noel Nigerolamo	100,000	100,000	-0-	-0-
Kevin Donalon	100,000	100,000	-0-	-0-
Ilka Eckstein	100,000	100,000	-0-	-0-
Janine Falanga	100,000	100,000	-0-	-0-
Jeff Frayler	100,000	100,000	-0-	-0-
Ryan C. Hacker	200,000	200,000	-0-	-0-
Timothy B. Hacker	200,000	200,000	-0-	-0-
Lynn Hanson	100,000	100,000	-0-	-0-
Doni Hilborn	100,000	100,000	-0-	-0-
Brant Hodyno, FBO Brant Lawson Walter Hodyno	100,000	100,000	-0-	-0-
Richard B. Iott	200,000	200,000	-0-	-0-
Thomas J, Kelsch	100,000	100,000	-0-	-0-
Bruce J. Kerster	100,000	100,000	-0-	-0-
Rebecca Kerster	100,000	100,000	-0-	-0-
Douglas B. Kincaid	100,000	100,000	-0-	-0-
Lorraine King	100,000	100,000	-0-	-0-
William King	100,000	100,000	-0-	-0-
Robert Kirwan	100,000	100,000	-0-	-0-
Courtney A. Kouril	100,000	100,000	-0-	-0-
Janet Loss	150,000	150,000	-0-	-0-
Daniel McLaughlin	100,000	100,000	-0-	-0-
Robert Merrick	100,000	100,000	-0-	-0-
Louis Molinari	100,000	100,000	-0-	-0-
Chris Mullin	100,000	100,000	-0-	-0-
Erica Mullin	100,000	100,000	-0-	-0-
Rocco Muratore	100,000	100,000	-0-	-0-
Erin C. O’Shaughnessy	50,000	50,000	-0-	-0-
Kevin O’Shaughnessy	100,000	100,000	-0-	-0-
Bruce F. Pescitelli	100,000	100,000	-0-	-0-
William J. Plant	100,000	100,000	-0-	-0-
Peter O. Reynolds	100,000	100,000	-0-	-0-
W. Morgan Reynolds	100,000	100,000	-0-	-0-
Steven B. Sog	100,000	100,000	-0-	-0-
David F. Tarantino	100,000	100,000	-0-	-0-
Joe Taylor	100,000	100,000	-0-	-0-
Ernest Thompson	100,000	100,000	-0-	-0-
Kenneth W. Walters	100,000	100,000	-0-	-0-
Claire A. Welliver	100,000	100,000	-0-	-0-
Kay W. Young	100,000	100,000	-0-	-0-

*2225022 Ontario Corp. is a wholly owned personal holding company of Ms. Rhonda Windsor

LEGAL MATTERS

Jill Arlene Robbins, Miami Beach, Florida, issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for the period ended May 31, 2010, have been included herein in reliance upon the report of Madsen & Associates CPA’s, Inc., independent registered public accountant, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C., 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

2

GO GREEN DIRECTORIES, INC.

INDEX TO FINANCIAL STATEMENTS

For the Period ended May 31, 2010

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statements of Operations

F-3

Statements of Stockholder Equity

F-4

Statements of Cash Flows

F-5

Notes to Financial Statements

               F-6

Board of Directors and Shareholders

Go Green Directories, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Go Green Directories, Inc. (A Development Stage Company) as of May 31, 2010 and the statements of operations, stockholders’ equity and cash flows for  the period from date of inception (July 29, 2009) to May  31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of May 31, 2010 and the results of its operations and cash flows for the period from the date of inception (July 29, 2009) to May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As disclosed in note 5 to the financial statements, the Company has incurred net operating losses since inception and will need additional working capital for its planned activity.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are disclosed in the notes to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

July 19, 2010

Salt Lake City, Utah

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

BALANCE SHEET

AS AT MAY 31, 2010

May 31,
2010
ASSETS

Current Assets:
Cash	$ 28,460

Total Assets	$ 28,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Total Current Liabilities	-

Stockholders’ Equity (Deficit):
Preferred stock, $.001 par value; authorized 5,000,000, none issued	-
Common stock, $.001 par value; 70,000,000 shares authorized 15,100,000 shares issued and outstanding at May 31, 2010	15,100
Additional paid in capital	45,900
Subscription receivable	(4,000)
Accumulated deficit during the development stage	(28,540)

Total Stockholders’ Equity (Deficit)	28,460

Total Liabilities and Stockholders’ Equity (Deficit)	$ 28,460

THE ATTACHED NOTES FORM AN INTEGRAL PART NOF THESE FINANCIAL STATEMENTS

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDING MAY 31, 2010

From

July 29,
2009
(Date of
inception)
to
May 31,
2010

Revenue:	$ -
Total Revenue	-

Operating Expenses:
General & administrative	28,540
Total Operating Expenses	28,540

NET LOSS	$ (28,540)

Weighted Average Shares
Common Stock Outstanding	5,982,680

Net Loss Per Share
(Basic and Fully Dilutive)	$ (0.00)

THE ATTACHED NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

STATEMENT OF SHAREHOLDER EQUITY

AS AT MAY 31, 2010

	Preferred Stock		Common Stock
	5,000,000 shares		70,000,000 shares				(Deficit)
	authorized		authorized				accumulated
		Par Value		Par Value	Additional	Stock	during the
	Shares	$.001 per	Shares	$.001 per	Paid-In	Subscription	exploration
	Issued	share	Issued	share	Capital	Receivable	stage	Total

BALANCE- July 29, 2009 (inception)
Issuance of common stock at $.001 per share for services provided - July 31, 2009	-	$ -	5,000,000	$ 5,000	$ -	$ -	$ -	$ 5,000

Issuance of common stock for cash at $.01 per share - April 30, 2010	-	$ -	4,700,000	$ 4,700	$ 42,300	$ -		$ 47,000

Issuance of common stock at $.001 per share for services provided - May 31, 2010	-	$ -	5,000,000	$ 5,000	$ -	$ -	$ -	$ 5,000

Issuance of common stock for subscriptions receivable $.01 per share - May 31, 2010	-	$ -	400,000	$ 400	$ 3,600	$ (4,000)		$ -
								-
Net Income (loss)							(28,540)	(28,540)
BALANCE- May 31, 2010	-	-	15,100,000	15,100	45,900	(4,000)	(28,540)	28,460

THE ATTACHED NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL ST6ATEMENTS

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDING MAY 31, 2010

From
July 29,
2009
(Date of
inception)
to
May 31,
2010
Operating Activities:
Net Loss	$ (28,540)
Adjustments to reconcile net (loss) to net cash provided by operating activites:

Issuance of stock for services rendered	10,000

Net Cash Used in Operating Activities	(18,540)

Investing Activities:	-

Financing Activities:
Issuance of common stock for cash	47,000
Net Cash Provided by Financing Activities	47,000

Net Increase (Decrease) in Cash	28,460

Cash at Beginning of Period	-

Cash at End of Year	$ 28,460

Non-Cash Investing & Financing Activities
Issuance of stock for management services rendered	$ 10,000
Issuance of stock for subscriptions receivable	$ 4,000

THE ATTACHED NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

GO GREEN DIRECTORIES, INC.

(a Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2010

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Go Green Directories, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 23, 2009.  The Company’s activities to date have been limited to organization and capital formation.  The Company is a “development stage company” and has acquired five different domain names with sites all linking with the main website, gogreendirectories.com  Go Green Directories, Inc. will act as a “green pages” listing service for those individuals and corporations offering or in search of, ecological ly friendly products and services.

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue at the time services are performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares

F-6

outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted

EPS are the same for the Company, as of May 31, 2010, as the Company does not have any common share equivalents outstanding.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of May 31, 2010, the Company has recorded a valuation allowance to fully offset the deferred tax asset of approximately $4,000 related to its cumulative net operating losses of $28,540.

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF DOMAIN NAMES AND DEPOSITS

Our web site, www.gogreendirectories.com is currently under construction. We have also purchased www.gogreendirectories.net, www.gogreendirectories.org, and www.gogreendirectories.info. These sites will be automatically linked to the main site. All of these domain names were purchased for a initial two year period for $161.00.

NOTE 4 – COMMON STOCK

On July 31, 2009 the Company issued 5,000,000 shares of its common stock to its President and Chief Executive Officer, Lawson Kerster at a deemed price of  $0.001 per share or $5,000 in return for his time effort and expense of forming the company and keeping it in good standing.

On May 31, 2010 the Company issued 5000,000 shares of our common stock to our Secretary/Treasurer and Chief Financial Officer, Rachael Hodyno at a deemed price of $0.001 per share or $5,000 in return for her agreement to join our Board of Directors, become an officer of the registrant and her agreement to provide the computer and internet expertise in constructing our websites and providing the server for operation of the sites, at no charge.

On April 30, 2010 the Company issued 4,700,000 shares of our common stock to 43 US persons at a price of $0.01 per share.

On July 19, 2010 the Company issued 400,000 shares of our common stock to four US individuals (one representing a children’s Trust), at a price of $0.01 per share.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $28,540 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events to July 19, 2010, the date the financial statements were issued.

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

BALANCE SHEET

AS AT FEBRUARY 28, 2011

(unaudited)

	February 28,	May 31,
	2011	2010
ASSETS

Current Assets:
Cash	$ 13,424	$ 28,460

Total Assets	$ 13,424	$ 28,460

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable (Accounting & Audit)	$ 3,950	$ -

Total Current Liabilities	$ 3,950	$ -

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 5,000,000, none issued	-	-
Common stock, $.001 par value; 70,000,000 shares authorized 15,100,000 shares issued and outstanding at February 28, 2011 and May 31, 2010	15,100	15,100
Additional paid in capital	45,900	45,900
Subscription receivable	-	(4,000)
Accumulated deficit during the development stage	(51,526)	(28,540)

Total Stockholders' Equity (Deficit)	9,474	28,460

Total Liabilities and Stockholders' Equity (Deficit)	$ 13,424	$ 28,460

SEE ATTACHED NOTES

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED FEBRUARY 28, 2011

AND FOR THE PERIOD FROM JULY 29, 2009 (INCEPTION)

THROUGH FEBRUARY 28, 2011

(unaudited)

					From
					July 29,
	For the	For the	For the	For the	2009
	three	three	nine	nine	(Date of
	months	months	months	months	inception)
	ended	ended	ended	ended	to
	Feb 28,	Feb 28,	Feb 28,	Feb 28,	Feb 28,
	2011	2010	2011	2010	2011

Revenue:	$ -	$ -	$ -	$ -	$ 1
Total Revenue	-	-	-	-	1

Operating Expenses:
General & administrative	5,600	8,500	22,986	23,525	51,527
Total Operating Expenses	5,600	8,500	22,986	23,525	51,527

NET LOSS	$ (5,600)	$ (8,500)	$ (22,986)	$ (23,525)	$ (51,526)

Weighted Average Shares
Common Stock Outstanding	15,100,000	5,000,000	15,100,000	5,000,000

Net Loss Per Share
(Basic and Fully Dilutive)	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

SEE ATTACHED NOTES

GO GREEN DIRECTORIES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTH PERIOD ENDED FEBRUARY 28, 2011

AND FOR THE PERIOD FROM JULY 29, 2009 (INCEPTION)

THROUGH FEBRUARY 28, 2011

(unaudited)

			From
			July 29,
	For the	For the	2009
	nine	nine	(Date of
	months	months	inception)
	ended	ended	to
	Feb 28,	Feb 28,	Feb 28,
	2011	2010	2011
Operating Activities:
Net Loss	$ (22,986)	$ (23,525)	$ (51,526)
Adjustments to reconcile net (loss) to net cash provided by operating activities:

Increase in Accounts payable	3,950	-	3,950
Issuance of stock for services rendered	-	5,000	10,000
Net Cash Used in Operating Activities	(19,036)	(18,525)	(37,576)
Investing Activities:	-	-	-

Financing Activities:
Issuance of common stock for cash	-	13,500	47,000
Receipt of stock subscriptions receivable	4,000	-	4,000
Net Cash Provided by Financing Activities	4,000	13,500	51,000
Net Increase (Decrease) in Cash	(15,036)	(5,025)	13,424
Cash at Beginning of Period	28,460	-	-
Cash at End of Year	$ 13,424	$ (5,025)	$ 13,424

Non-Cash Investing & Financing Activities
Issuance of stock for management services rendered	$ -	$ 5,000	$ 10,000
Issuance of stock for subscriptions receivable	$ -	$ -	$ 4,000

SEE ATTACHED NOTES

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2011

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Go Green Directories, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on July 23, 2009.  The Company’s activities to date have been limited to organization and capital formation.  The Company is a “development stage company” and has acquired five different domain names with sites all linking with the main website, gogreendirectories.com  Go Green Directories, Inc. will act as a “green pages” listing service for those individuals and corporations offering or in search of, ecologically friendly products and services.

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue at the time services are performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  Basic and diluted EPS are the same for the Company, as of May 31, 2010, as the Company does not have any common share equivalents outstanding.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  As of May 31, 2010, the Company has recorded a valuation allowance to fully offset the deferred tax asset of approximately $4,000 related to its cumulative net operating losses of $28,540.

CONCENTRATION OF CREDIT RISK:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF DOMAIN NAMES AND DEPOSITS

Our web site, www.gogreendirectories.com is currently under construction. We have also purchased www.gogreendirectories.net, www.gogreendirectories.org, and www.gogreendirectories.info. These sites will be automatically linked to the main site. All of these domain names were purchased for a initial two year period for $161.00.

NOTE 4 – COMMON STOCK

On July 31, 2009 the Company issued 5,000,000 shares of its common stock to its President and Chief Executive Officer, Lawson Kerster at a deemed price of  $0.001 per share or $5,000 in return for his time effort and expense of forming the company and keeping it in good standing.

On May 31, 2010 the Company issued 5000,000 shares of our common stock to our Secretary/Treasurer and Chief Financial Officer, Rachael Hodyno at a deemed price of $0.001 per share or $5,000 in return for her agreement to join our Board of Directors, become an officer of the registrant and her agreement to provide the computer and internet expertise in constructing our websites and providing the server for operation of the sites, at no charge.

On April 30, 2010 the Company issued 4,700,000 shares of our common stock to 43 US persons at a price of $0.01 per share.

On July 19, 2010 the Company issued 400,000 shares of our common stock to four US individuals (one representing a children’s Trust), at a price of $0.01 per share.

NOTE 5 – GOING CONCERN accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $51,526 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 6 – SUBSEQUENT EVENTS

The Company executed a license agreement with GreenPeople LLC on March 1, 2011 for the use and updating of over 27,000 eco-friendly listings to be used on the Company’s website.  The agreement in itself constituted no cost but the listings and updates are expensed at $1,500 semi-annually.

From March 6, 2011 through June 1, 2011 language from our registration statement on Form S-1 filed on December 8, 2010 was inadvertently included on our website.  The Form S-1 was still pending review and the inclusion of such language does not appear to have complied with Section 5(b)(1) of the Securities Act .  As a result, the Company is aware of potential regulatory and rescission liabilities.  While we do not believe that any investor relied on such disclosure, we may have an obligation to make a rescission offer to those who invested in reliance on the Form S-1 filed on December 8, 2010.  We may also be subject to regulatory liability for improperly allowing the publication of language from our registration statement on Form S-1 filed on December 8, 2010 on our website from March 6, 2011 through June 1, 2011.  Although we believe the chances are remote, if rescission is required, we may continue to be liable for the original purchase price, plus interest, for a period of one year under Section 13 of the Securities Act of 1933.

Management has evaluated subsequent events to July 29, 2011, the date the financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$ 7.27
Printing and engraving expenses	$ 500.00
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$ 5,000.00
Miscellaneous expenses	0.00
Total	$20,007.27

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified to the fullest extent as provided by the Nevada Revised Statutes and our Bylaws. Our Articles of Incorporation provide that no officer or director shall have any personal liability to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided however liability shall not be eliminated or limited for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of dividends in violation of the Nevada Revised Statutes. Our Bylaws provide that we shall be authorized to pay or reimburse any present or former director or officer of any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On July 23, 2009 we issued 5,000,000 shares of our common stock to our President and Chief Executive Officer, Lawson Kerster at a deemed price of $0.001 per share or $5,000 in return for his time effort and expense of forming the company and keeping it in good standing. These shares were issued pursuant to the exemption provided by Regulation 4(2) of the Securities Act of 1933.

On May 31, 2010 we issued 5,000,000 shares of our common stock to our Secretary/Treasurer and Chief Financial Officer, Rachael Hodyno at a deemed price of $0.001 per share or $5,000 in return for her agreement to join our Board of Directors, become an officer of the registrant and her agreement to provide the computer and internet expertise in constructing our websites and providing the server for operation of the sites, at no charge. These shares were issued in reliance on the exemption provided by Section 4(2), Rule 506 of the Act.

On April 30, 2010 we issued 4,700,000 shares of our common stock to forty-three (43) US persons at a price of $0.01 per share. These shares were issued in reliance on the exemption provided by Section 4 (2) promulgated under the Securities Act of 1933, as amended.

On June 19, 2010 we issued 400,000 shares of our common stock to four (4) US individuals. These shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

* No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

ITEM 16. EXHIBITS.

Exhibit
Number	Description of Exhibit

3.1	Certificate of Incorporation*

3.2	By-Laws. *

5.1	Opinion of Jill Arlene Robbins Esquire*

10.2	Form of Subscription Agreement*

23.1	Consent of Madsen & Associates CPAs Inc.

23.2	Consent of Jill Arlene Robbins, Esquire (contained in Exhibit 5.1)*

99.2	Listings Contract*
*Previously filed on Form S-1

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Coral Gables, Florida, on July 29, 2011.

GO GREEN DIRECTORIES, INC.

By:

/s/ Brian J. O’Shaughnessy

     Brian J. O’Shaughnessy

                   President, Chief Executive Officer, and Director (Principal Executive Officer)

By:

/s/ Rachael L.M. Hodyno

                   Rachael L.M. Hodyno

                   Chief Financial Officer, Secretary, Treasurer and Director (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ Brian J. O’Shaughnessy Brian J. O’Shaughnessy	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 29, 2011
/s/ Rachael L.M. Hodyno Rachael L.M. Hodyno	Chief Financial Officer, Secretary, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	July 29, 2011